United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) October 7, 2002


                     Coastal Caribbean Oils & Minerals, Ltd.
             (Exact name of registrant as specified in its charter)


           Bermuda                       1-4668                 NONE
--------------------------------       -------------       ---------------
State or other jurisdiction            (Commission         (IRS Employer
       of incorporation)               File Number)        Identification No.)


Clarendon House, Church Street, Hamilton HM DX, BERMUDA             NONE
----------------------------------------------------------    --------------
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (441) 295-1422

                                       N/A
      ----------------------------------------------------------
     (Former name or former address, if changed since last report.)

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                                    FORM 8-K

                     COASTAL CARIBBEAN OILS & MINERALS, LTD.


Item 5.          Other Events

(a) (i) Timothy L. Largay resigned as a director and as Vice President of the registrant on October 7, 2002.

(ii) James R. Joyce, Treasurer and Chief Financial and Accounting Officer of the registrant, will retire December 31, 2002 from those positions. Effective January 1, 2003, Mr. Daniel W. Sharp, Glastonbury, Connecticut will become Treasurer and Chief Financial and Accounting Officer of the Company. Mr. Sharp, age 52, is a Certified Public Accountant who has served closely held businesses based in Connecticut in various financial and accounting capacities during the past twenty years. He is a graduate of Colgate University (A.B. 1972) and the University of Hartford (M.S. - Professional Accounting 1975).

 (b) On October 8, 2002, the trial court in the takings litigation of the Company's majority owned subsidiary, Coastal Petroleum Company, against the State of Florida ruled from the bench that the State's denial of a permit to drill on Coastal Petroleum's Lease 224-A did not constitute an unlawful taking of Coastal Petroleum's property. Coastal Petroleum expects that the trial court will issue a written order within the next two weeks. Coastal Petroleum has the right to appeal the court's written order to the Florida First District Court of Appeal.

                                    FORM 8-K

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  COASTAL CARIBBEAN OILS &  MINERALS, LTD.
                                                     (Registrant)


                                                 By /s/ Benjamin W. Heath
                                                    --------------------------
                                                     Benjamin W. Heath
                                                          President

Date: October 9, 2002